Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Porch Group, Inc. 2020 Stock Incentive Plan of our report dated March 16, 2023 (except for Note 18, as to which the date is February 25, 2025), with respect to the consolidated financial statements of Porch Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington
February 26, 2025